Exhibit 99.3

MFIC CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2002

	HISTORICAL STATEMENTS	PRO FORMA ADJUSTMENTS	PRO FORMA RESULTS

SALES	$14,573,382	$-5,059,202	$9,514,180

COST OF GOODS SOLD	8,064,758	-3,626,407	4,438,351

GROSS PROFIT	6,508,624	-1,432,795	5,075,829

OPERATING EXPENSES

ENGINEERING	906,494	-322,811	583,683
SELLING	3,093,293	-1,006,746	2,086,547
GENERAL & ADMINISTRATIVE	2,189,164	-425,280	1,763,884

TOTAL OPERATING EXPENSES	6,188,951	-1,754,837	4,434,114

INCOME FROM CONTINUING OPERATIONS	319,673	322,042	641,715

COSTS ASSOCIATED WITH SALE OF DISCONTINUED OPERATION		-125,000	-125,000

INTEREST INCOME	7,191		7,191

INTEREST EXPENSE- CORPORATE	-179,429	35,980	-143,449

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	147,435	233,022	380,457

CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING PRINCIPLE	-2,661,409	2,661,409	0

NET (LOSS) INCOME	$-2,513,974	$2,894,431	$380,457

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	7,426,586		7,426,586
DILUTED	7,470,090		7,470,090

NET INCOME PER SHARE FROM CONTINUING OPERATIONS
BASIC	$0.02		$0.09
DILUTED	$0.02		$0.09

NET (LOSS) INCOME PER SHARE
BASIC	$(0.34)		$0.05
DILUTED	$(0.34)		$0.05

MFIC CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

NINE MONTHS ENDED SEPTEMBER 30, 2003

	HISTORICAL STATEMENTS	PRO FORMA ADJUSTMENTS	PRO FORMA RESULTS

SALES	$10,560,353	$-2,578,473	$7,981,880

COST OF GOODS SOLD	5,740,834	-1,875,399	3,865,435

GROSS PROFIT	4,819,519	-703,074	4,116,445

OPERATING EXPENSES

ENGINEERING	785,332	-230,670	554,662
SELLING	2,256,731	-639,733	1,616,998
GENERAL & ADMINISTRATIVE	1,593,867	-321,865	1,272,002

TOTAL OPERATING EXPENSES	4,635,930	-1,192,268	3,443,662

INCOME FROM CONTINUING OPERATIONS	183,589	489,194	672,783

INTEREST INCOME	6,965		6,965

INTEREST EXPENSE- CORPORATE	-89,589	17,444	-72,145

NET INCOME	$100,965	$506,638	$607,603

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	7,468,203		7,468,203
DILUTED	7,661,476		7,661,476

NET INCOME PER SHARE
BASIC	$0.01		$0.08
DILUTED	$0.01		$0.08

MFIC CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2003

	HISTORICAL STATEMENTS	PRO FORMA ADJUSTMENTS	PRO FORMA RESULTS

ASSETS

CURRENT ASSETS
CASH AND CASH EQUIVALENTS	$104,080	$85,326	$189,406
ACCOUNTS RECEIVABLE - TRADE	1,481,725	-326,523	1,155,202
RESERVE FOR DOUBTFUL ACCOUNTS	-54,611	11,111	-43,500
INVENTORY	4,156,104	-1,991,359	2,164,745
PREPAID EXPENSES AND OTHER CURRENT ASSETS	282,791	-22,326	260,465
TOTAL CURRENT ASSETS	5,970,089	-2,243,771	3,726,318

FIXED ASSETS-GROSS	861,671	-341,735	519,936
ACCUMULATED DEPRECIATION	-552,815	201,111	-351,704
	308,856	-140,624	168,232

NOTES RECEIVABLE- NUSIL		100,000	100,000

GOODWILL	2,100,000	-2,100,000	0

INTANGIBLES AND OTHER ASSETS	115,797		115,797

TOTAL ASSETS	8,494,742	-4,384,395	4,110,347

LIABILITIES AND EQUITY

CURRENT LIABILITIES
LINE OF CREDIT	2,236,331	-818,238	1,418,093
ACCOUNTS PAYABLE AND ACCRUED EXPENSES	1,585,570	-498,057	1,087,513
CUSTOMER ADVANCES	272,984	-159,033	113,951
CURRENT PORTION-LONG TERM DEBT	157,486	0	157,486
TOTAL CURRENT LIABILITIES	4,252,371	-1,475,328	2,777,043

LONG TERM DEBT	25,000		25,000

STOCKHOLDERS’ EQUITY
TREASURY STOCK	-687,701		-687,701
COMMON STOCK	77,493		77,493
APIC	12,959,116		12,959,116
ACCUMULATED DEFICIT	-8,131,537	-2,909,067	-11,040,604

TOTAL LIABILITIES AND EQUITY	$8,494,742	$-4,384,395	$4,110,347

MFIC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1.               The Company has sold the Morehouse-COWLES Division (“M/C”) for $818,238 in cash, and a $100,000 promissory note due one year from the date of sale.  Proceeds were used from the sale to pay down a line of credit. The pro forma financial statements assume the following:

The sale is assumed to have generated a loss on the disposition of approximately $809,000.

Adjustments have been recorded in the unaudited pro forma condensed consolidated financial statements to reflect the receipt of the net proceeds, the disposition of the net assets of the business and the recording of accruals to cover the costs associated with the transaction.

A reduction in interest expense has been recorded in the pro forma financial statements on the assumption that, if the transaction had occurred prior to January 1, 2002, the proceeds would be used to reduce the Company’s borrowings under its line of credit with its lender.

Due to the sale of  M/C, Goodwill associated with the purchase of this division has been written off in the amount of $2,100,000.

Costs associated with this transaction in the amount of approximately $125,000 have been recorded as a pro forma adjustment.